EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of The Gap, Inc. on Form S-8 of our report dated March 7, 2003, appearing in the Annual Report on Form 10-K of The Gap, Inc. for the fiscal year ended February 1, 2003.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 4, 2003